UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

FIRST FOUNDATION, INC.

(Exact name of registrant as specified in its charter)

California	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18101 Von Karman Avenue, Suite 700 Irvine, CA 92612		92612
(Address of principal executive offices)		(Zip Code)

(949) 202-4160

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Background Information

As previously reported, First Foundation Inc. (the “Company” or “we,” “us” or “our”) entered into a secured loan agreement dated April 19, 2013 (the “Loan Agreement”), pursuant to which the Company obtained a five-year term loan in the amount of $7.5 million (the “Term Loan”) from NexBank SSB, a commercial savings bank headquartered in Dallas, Texas (“NexBank”).

Also as previously reported, effective March 25, 2014, we entered into a First Amendment to Loan Agreement with NexBank (the “First Amendment”). Pursuant to that Amendment, we obtained an additional $15,000,000 of borrowings from NexBank under the Loan Agreement. The First Amendment did not alter any of the terms of the Loan Agreement or the Term Loan, other than to increase the principal amount of thereof by $15,000,000 and to correspondingly increase the amount of the monthly installments of principal and interest payable on the Term Loan. As a result, commencing April 1, 2014, we began making payments of principal of $198,864 per month, plus accrued and unpaid interest, with a final balloon payment of $12,130,682, plus accrued and unpaid interest, due and payable on May 1, 2018, which was the original maturity date of the Term Loan.

The foregoing summaries of the Loan Agreement dated April 19, 2013 and the Second Amendment to Loan Agreement dated as of March 25, 2014 are not intended to be complete and are qualified in their entirety by reference to the copy of the Loan Agreement appended as Exhibit 10.13 to the Company’s Form 10 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2013, and Exhibit 10.98 to the Company’s Current Report on Form 8-K filed with the Commission on March 27, 2014, respectively.

Entry into Second Amendment to Loan Agreement

Effective February 27, 2015, we entered into a Second Amendment to Loan Agreement with NexBank (the “Second Amendment”). Pursuant to that Amendment, we obtained additional borrowings from NexBank in the amount of $10,312,500, bringing the aggregate unpaid principal amount of the Term Loan (net of previous principal payments made by us) to $30,000,000. The Second Amendment also reduced the interest rate on the Term Loan to 3.75% over 90 day Libor as in effect for each Libor Reset Period, from 4.00% over 90 day Libor, extended the maturity date of the Term Loan to May 1, 2022 and made corresponding changes to the amount of the principal payments required to be made by us on the Term Loan.

Set forth below is a summary of the material terms of the Term Loan, as amended by the Second Amendment. That summary is not intended to be complete and is qualified in its entirety by reference to the following documents which, by this reference, are incorporated into this Current Report: (i) the Second Amendment, and (ii) the Second Amended and Restated Promissory Note of the Company, dated as of February 25, 2015, in the principal amount of $30,000,000 made payable to the order of NexBank (the “Second Amended and Restated Promissory Note”), which are attached as Exhibits 10.98 and 10.99, respectively, to this Current Report.

Payments of Principal and Interest. The Term Loan, as amended by the Second Amendment, is payable by us in 96 monthly installments of principal, each in the amount of $250,000, plus accrued and unpaid interest, commencing on April 1, 2015 and continuing to and including April 1, 2022, with a final installment in the amount of $8,500,000, plus all remaining accrued but unpaid interest, due and payable on May 1, 2022. We have the right, however, to prepay the principal amount of the Term Loan, from time to time outstanding, at any time in whole or from time to time in part, without our having to pay any premium or penalty. The principal amount of the Term Loan bears interest at a rate equal to 3.75% over 90 day Libor for each Libor Reset Period.

Security for the Loan. The Term Loan is secured by a pledge by us to NexBank of all of the outstanding stock of First Foundation Bank, our wholly-owned bank subsidiary (“FFB”) pursuant to the terms of a Pledge and Security Agreement dated as of April 19, 2013 between NexBank as the secured party and the Company as the grantor (the “Security Agreement”). The Security Agreement provides that if we fail to pay the principal of or interest on the Term Loan when due, or the maturity date of the principal amount of the Term Loan is otherwise accelerated due to the occurrence and continuance, beyond any grace or cure period, of any of the Acceleration Events set forth below, NexBank will have the right to sell our FFB shares to recover the amounts that are owed to it under the Loan Agreement, subject to its compliance with the applicable requirements of the Uniform Commercial Code. The terms and provisions of the Security Agreement were not modified by either the First Amendment or the Second Amendment to the Loan Agreement.

Acceleration Events. The Loan Agreement provides that the unpaid principal amount of the Term Loan may be accelerated by NexBank and, therefore, become immediately due and payable in full, together with any accrued but unpaid interest, on the occurrence of certain specified events (“Acceleration Events”), which include the following: (i) a failure to pay any installment of principal or interest unless cured within 10 days thereafter or to meet any non-monetary covenant under the Loan Agreement unless cured within 30 days; (ii) any of the Company’s representations or warranties in the Loan Agreement prove to have been materially untrue when made; (iii) the entry of a non-appealable judgment against the Company in an amount exceeding $250,000 or against any of the Company’s subsidiaries in an amount exceeding $1.0 million, if not stayed or bonded against; (iv) the Company’s failure to pay any debt owed by it to any other person or entity in an amount exceeding $250,000, unless cured within any applicable grace period; (v) the occurrence of an material adverse change to the financial condition, results of operations or prospects of the Company and its subsidiaries considered on a consolidated basis; (vi) the occurrence of a change of control of the Company, or (vii) the Company or any of its Subsidiaries files for bankruptcy protection or has a petition in bankruptcy filed against it that is not dismissed within 60 days.

The foregoing summary of the Security Agreement is not intended to be complete and it is qualified in its entirety by reference to the copy of the Security Agreement that is included as part of Exhibit 10.13 to the Company’s Form 10 Registration Statement filed with the Commission on October 16, 2013.

Scott F. Kavanaugh, our Chief Executive Officer and a member of our Board of Directors, is and since December 2013 has been a director of NexBank and its parent holding company, NexBank Capital, Inc. Accordingly, pursuant to our Related Party Transaction Policy, Mr. Kavanaugh did not participate in the deliberations of the Board with respect to, and did not vote on the approval of, the Second Amendment and the Second Amended and Restated Promissory Note.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by this reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit.

Exhibit No.	Description of Exhibits

10.98	Second Amendment to Loan Agreement with NexBank.

10.99	Company’s Second Amended & Restated Promissory Note issued to NexBank pursuant to the Second Amendment to Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION, INC.

Date: March 3, 2015	By:	/s/ JOHN M. MICHEL
John M. Michel
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

10.98	Second Amendment to Loan Agreement with NexBank.

10.99	Company’s Second Amended & Restated Promissory Note issued to NexBank pursuant to the Second Amendment to Loan Agreement.

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